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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

                AGREEMENT dated as of May 29, 1997 among CVS Corporation, a Delaware corporation (the "Issuer"), and the Holders as defined herein.

                              W I T N E S S E T H:

                WHEREAS, this Agreement is being entered into in connection with the closing under the Merger Agreement referred to below;

                NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representation, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                   Definitions

                Section 1.01. Definitions. Terms defined in the Agreement and Plan of Merger dated as of February 6, 1997 among the Issuer, Revco D.S., Inc., a Delaware corporation, and North Acquisition Corp., a Delaware corporation, are used herein as defined therein. In addition, the following terms, as used herein, shall have the following respective meanings:

                "Commission" means the Securities and Exchange Commission or any successor governmental body or agency.

                "Common Stock" means the common stock, par value $.01 per share, of the Issuer.

                "Demand Registration" has the meaning ascribed thereto in
Section 2.02(a)(i).

                "Demand Request" has the meaning ascribed thereto in
Section 2.02(a).

                "Disadvantageous Condition" has the meaning ascribed thereto in
Section 2.04.

                "Holder" means a person who owns Registrable Securities and is either (i) an Investor or (ii) a Person that (A) has agreed to be bound by the terms of this Agreement as if such Person were an Investor and (B) is (1) upon the death of any Investor, the executor of the estate of such Investor or such Investor's heirs, devisees, legatees or assigns, (2) upon the disability of any Investor, any guardian or conservator of such Investor or (3) a general or limited partner of Zell/Chilmark that has received Registrable Securities pursuant to the distribution to such partners of Registrable Securities in accordance with the agreement of limited partnership governing the rights of such partners.

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                "Holders' Agent" means each of Magten, the Zell Holders' Agent and each Revco Individual Holder, as the case may be.

                "Investor" means each Person listed on Schedule I hereto.

                "Magten" means Magten Asset Management Corporation.

                "Permitted Holder" means each of (i) the Zell Holders' Agent (or one representative of the Zell Holders that (x) is designated by Zell Holders that hold a majority of the Registrable Securities proposed to be sold by Zell Holders in the applicable offering and (y) is reasonably acceptable to the Issuer), (ii) Magten and (iii) one representative of the Revco Individual Holders that is reasonably acceptable to the Issuer, as the case may be.

                "1933 Act" means the Securities Act of 1933, as amended.

                "Registrable Securities" means Common Stock acquired by the Holders pursuant to the Merger (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event). As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission in accordance with this Agreement and declared effective under the 1933 Act, (ii) based on an opinion of counsel or a no-action letter of the Commission, in either case reasonably acceptable to the Issuer (and, in the case of Registrable Securities held by a Zell Holder, reasonably acceptable to the Zell Holders' Agent), such Registrable Securities are eligible for immediate sale pursuant to Rule 144 or Rule 145 (whether or not subject to applicable volume limitations thereunder), provided that, notwithstanding such opinion or no-action letter, prior to the Shelf Termination Date (determined disregarding clause (c) of the definition of Shelf Termination Date in Section 2.01) (x) no Registrable Securities held by a Zell Holder shall cease to be Registrable Securities unless all Registrable Securities held by all Zell Holders could then be sold in a single transaction (assuming for these purposes the aggregation of all such Registrable Securities of all Zell Holders) without violation of applicable Rule 144 volume limitations and (y) no Registrable Securities held by Magten shall cease to be Registrable Securities unless all Registrable Securities held by Magten could then be sold in a single transaction without violation of applicable Rule 144 volume limitations, (iii) they shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) they shall have ceased to be outstanding.

                "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article II, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) the filing fees incident to securing any required review by the National Association of


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Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Common Stock is then listed; and (viii) all reasonable fees and expenses of one legal counsel for the Holders in connection with each of the Required Shelf Registration and the Demand Registration, which legal counsel shall be selected by Holders owning a majority of the Registrable Securities then being registered; provided that Registration Expenses shall exclude (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities, (y) the fees and expenses of counsel for any Holder (other than pursuant to clause (viii)) and (z) all costs and expenses of the Issuer incurred as contemplated in Section 2.06(g).

                "Required Shelf Registration" has the meaning ascribed thereto in Section 2.01.

                "Revco Individual Holder" means each Holder that immediately prior to the Effective Time was an officer or director of Revco and each transferee thereof (contemplated in the definition of "Holder") that is a Holder.

                "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the 1933 Act.

                "Rule 145" means Rule 145 (or any successor rule to similar effect) promulgated under the 1933 Act.

                "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the 1933 Act.

                "Selling Holder" means any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

                "Shelf Registration" means the registration under the 1933 Act of a Rule 415 Offering.

                "Shelf Registration Statement" means a registration statement intended to effect a Shelf Registration.

                "Zell Holder" means Zell/Chilmark, any Affiliate of Zell/Chilmark that is a Holder, and each partner of Zell/Chilmark referred to in clause (C) of the definition of "Holder."

                "Zell Holders' Agent" has the meaning ascribed thereto in
Section 3.11.

                Section 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Appendix A, and references to the parties shall mean the parties to this Agreement.


                                    ARTICLE 2



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                               Registration Rights

                Section 2.01. Shelf Registration. If requested by any Holder, as soon as practicable (but in any event not more than 10 days) after the date of this Agreement, the Issuer shall prepare and file with the Commission a Shelf Registration Statement on an appropriate form that shall include all Registrable Securities, and may include securities of the Company for sale for the Company's own account (the "Required Shelf Registration"). The Issuer shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective within 15 days after the public release by the Issuer of the financial results of the Issuer and Revco referred to in Section 5.20 of the Merger Agreement. Notwithstanding anything else contained in this Agreement, the Issuer shall only be obligated to keep such Shelf Registration Statement effective until the earliest of (a) 12 months after the date such Shelf Registration Statement has been declared effective, provided that such 12-month period shall be extended by (i) the length of any period during which the Issuer delays in maintaining the Shelf Registration Statement current pursuant to
Section 2.04, (ii) the length of any period (in which such Shelf Registration Statement is required to be effective hereunder) during which such Shelf Registration Statement is not maintained effective, and (iii) such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by Section 2.06 (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by Section 2.06 (e) below, (b) such time as all Registrable Securities have been sold or disposed of thereunder or sold, transferred or otherwise disposed of to a person that is not a Holder and (c) such time as all securities that were Registrable Securities on the date hereof have ceased to be Registrable Securities (the earliest of (a), (b) and (c) being the "Shelf Termination Date"). The Required Shelf Registration shall not be counted as a Demand Registration for purposes of Section 2.02 of this Agreement.

                Section 2.02. Demand Registration. (a) Upon written notice to the Issuer from one or more Holders at any time after the Shelf Termination Date (but not later than the date that is 180 days after the Shelf Termination Date) (the "Demand Request") requesting that the Issuer effect the registration under the 1933 Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Issuer shall prepare and, within 60 days after such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the 1933 Act for purposes of dispositions in accordance with the intended method or methods of disposition stated in such request. Notwithstanding any other provision of this Agreement to the contrary:

                (i) the Holders may collectively exercise their rights to request registration under this Section 2.02(a) on not more than one occasion (such registration being referred to herein as the "Demand Registration");

                (ii) the Issuer shall not be required to effect the Demand Registration hereunder unless the aggregate number of Registrable Securities to be registered pursuant to the Demand Registration is equal to or more than 3,000,000 shares;


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                (iii) the method of disposition requested by Holders in
connection with any Demand Registration may not, without the Issuer's written consent, be a Rule 415 Offering; and

                (iv) the Issuer shall not be required to effect the Demand Registration hereunder if all securities that were Registrable Securities on the date hereof have ceased to be Registrable Securities.

                (b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this Section
2.02 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, if such Demand Registration has not become effective under the 1933 Act or if such Demand Registration, after it became effective under the 1933 Act, was not maintained effective under the 1933 Act (other than as a result of any stop order, injunction or other order or requirement of the Commission or other government agency or court solely on the account of a material misrepresentation or omission of a Holder) for at least 30 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement. So long as a Demand Request is made by the Holders within the 180-day period referred to in Section 2.02(a), the Holders shall not lose their right to their Demand Registration under Section 2.02 if the Demand Registration related to such Demand Request is delayed or not effected in the circumstances set forth in this clause (b).

                (c) The Issuer shall have the right to cause the registration of additional equity securities for sale for the account of the Issuer in the registration of Registrable Securities requested by the Holders pursuant to
Section 2.02(a) above; provided that if such Holders are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in
Section 2.03(b) that, in such underwriter's good faith view, all or a part of such Registrable Securities and additional equity securities cannot be sold and the inclusion of such Registrable Securities and additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional equity securities then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated pro rata among the requesting Holders and the Issuer on the basis of the relative number requested to be included therein by the Issuer and each such Holder (in which case Section 2.02(a)(ii) shall be disregarded for purposes of such Demand Registration); provided that in the event such a pro rata allocation shall be made in connection with the Demand Request, the remaining Holders shall be entitled to request one additional Demand Registration (without needing to make a Demand Request therefor within the 180-day period referred to in Section 2.02(a) and disregarding Section 2.02(a)(ii) for purposes of such additional Demand Registration); provided further that in conection with such additional Demand Registration, if any, the Issuer may not include additional securities therein for its own account if such inclusion would result in any reduction in the Registrable Securities proposed to be sold therein by the Holders. The Holders of the Registrable Securities to be offered pursuant to paragraph (a) above may require that any such additional equity securities be included by the Issuer in the


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offering proposed by such Holders on the same conditions as the Registrable
Securities that are included therein.

                (d) Within 7 days after delivery of a Demand Request by a Holder, the Issuer shall provide a written notice to each Holder (or, if so requested by the Issuer after appropriate notice to the Zell Holders' Agent by the Issuer, the Zell Holders' Agent shall provide written notice to each Zell Holder), advising such Holder of its right to include any or all of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to so include Registrable Securities for sale in the Demand Registration. Any Holder may, within 7 days of delivery to such Holder of a notice pursuant to this Section 2.02(d), elect to so include Registrable Securities in the Demand Registration by written notice to such effect to the Issuer specifying the number of Registrable Securities desired to be so included by such Holder.

                Section 2.03. Other Matters In Connection With Registrations.
(a) Each Zell Holder shall keep the Zell Holders' Agent informed promptly (x) of the name, address and other contact information of such Zell Holder, (y) of the number of Registrable Securities held from time-to-time by such Zell Holder, and
(z) of each sale, transfer or other disposition of Registrable Securities (including the number of shares sold) by each such Zell Holder. Each Holders' Agent shall keep the Issuer informed promptly (x) of the name, address and other contact information of each Holder for whom such Holders' Agent is acting as agent hereunder (or, of itself, in the case of each Revco Individual Holder),
(y) of the number of Registrable Securities held from time-to-time by each such Holder, and (z) of each sale, transfer or other disposition of Registrable Securities (including the number of shares sold) by each such Holder.

                (b) In the event that any public offering pursuant to this Agreement shall involve, in whole or in part, an underwritten offering, the Issuer shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering who shall be reasonably acceptable to Holders owning a majority of the Registrable Securities proposed to be sold therein.

                Section 2.04. Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, if at any time while the Required Shelf Registration is effective the Issuer provides written notice to each Holder (whether by notice directly to such Holder or through the Holders' Agent acting as agent for such Holder hereunder) that in the Issuer's good faith and reasonable judgment it would be materially disadvantageous to the Issuer (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the 1933 Act for the account of the Issuer is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer) (a "Disadvantageous Condition") for sales of Registrable Securities thereunder to then be permitted, and setting forth the general reasons for such judgment, the Issuer may refrain from maintaining current the prospectus contained in the Shelf Registration Statement until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to each Holder (directly or through the applicable Holders' Agent)). Furthermore, notwithstanding anything else contained in this Agreement, with respect to any registration


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statement filed, or to be filed, pursuant to Section 2.02, if the Issuer provides written notice to each Holder (whether by notice directly to such Holder or through the Holders' Agent acting as agent for such Holder hereunder) that in the Issuer's good faith and reasonable judgment it would be materially disadvantageous to the Issuer (because of a Disadvantageous Condition) for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, the Issuer shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists Holder (notice of which the Issuer shall promptly deliver to each Holder (directly or through the applicable Holders' Agent)). With respect to each Holder, upon the receipt by such Holder of any such notice of a Disadvantageous Condition (directly from the Issuer or through the applicable Holders' Agent)
(i) in connection with the Required Shelf Registration , such Holder shall forthwith discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists and (ii) in connection with the Required Shelf Registration or the Demand Registration, as applicable, if so directed by the Issuer by notice as aforesaid, such Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, (x) neither the filing nor the effectiveness of any registration statement under Section 2.02 may be delayed for more than a total of 60 days pursuant to this Section 2.04 and (y) the maintaining current of a prospectus (and the suspension of sales of Registrable Securities) in connection with the Required Shelf Registration may not be delayed under this Section 2.04 for more than a total of 60 days in any six-month period.

                Section 2.05. Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing, each Holder and the Issuer shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses, each Holder shall be responsible for the legal fees and expenses of its own counsel (except as provided in clause (viii) of the definition of Registration Expenses), (iii) each Holder shall be responsible for all underwriting discount and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder, and (iv) the Holders shall be jointly and severally responsible for all out-of-pocket costs and expenses of the Issuer and its officers and employees incurred in connection with providing the assistance and/or attending analyst or investor presentations or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities as contemplated in Section 2.06(g).

                Section 2.06. Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Sections 2.01 or 2.02, the Issuer shall as promptly as practicable (but subject to the provisions of Sections 2.01 and 2.02):


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                (a) prepare, file and cause to become effective a registration statement under the 1933 Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

                (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities (i) in the case of the Required Shelf Registration, until the Shelf Termination Date and (ii) in the case of the Demand Registration, until the earlier of such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and the expiration of 30 days after such registration statement becomes effective; provided, that such 30-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (e) below;

                (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the 1933 Act, and such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request;

                (d) furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

                (e) promptly notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.01 or
2.02 is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material


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fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                (f) use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which the Common Stock is then listed;

                (g) use reasonable efforts to assist the Holders in the marketing of Common Stock in connection with up to two underwritten offerings hereunder (including, to the extent reasonably consistent with work commitments, using reasonable efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration), with all out-of-pocket costs and expenses incurred by the Issuer or such officers in connection with such attendance or assistance to be paid by the Holders as provided in Section 2.05; and

                (h) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections 2.01 or 2.02 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

                Section 2.07. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article II, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.06(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08.

                (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act pursuant to this Article II, the Issuer shall give the Permitted Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Issuer), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accountants who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act; provided that the foregoing shall not require the Issuer to provide access to (or copies of) any competitively sensitive information relating to the Issuer or its Subsidiaries or their respective businesses; provided further that (i) each Holder and the underwriters and their respective counsel and


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accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) the Permitted Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to minimize the disruption to the Issuer's business and coordinate any such investigation of the books, records and properties of the Issuer and any such discussions with the Issuer's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

                Section 2.08. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by a Selling Holder expressly for use therein. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holder provided in this Section 2.08(a).

                (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer, its directors, the officers who sign any registration statement and each person, if any who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by a Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.08(b).

                (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such



                                    Page=10
indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 2.08 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.08 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

                (d) If the indemnification provided for in this Section 2.08 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Selling Holders on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Selling Holders on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducting expenses) received by the Issuer and the Selling Holders, respectively, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be



                                    Page=11
determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this
Section 2.08, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The obligations of the parties under this Section 2.08 shall be in addition to any liability which any party may otherwise have to any other party.

                Section 2.09. Holdback Agreement. If the Demand Registration pursuant to this Article II shall be in connection with an underwritten public offering of Registrable Securities, each Selling Holder agrees not to effect any sale or distribution, including any sale under Rule 144, of any equity security of the Issuer (otherwise than through the registered public offering then being made), within 7 days prior to or 60 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the applicable registration statement.


                                    ARTICLE 3

                                  Miscellaneous

                Section 3.01. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                Section 3.02. Assignment. No party may assign any of its rights or obligations hereunder by operation of law or otherwise without the prior written consent of the other parties.

                Section 3.03 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders.



                                    Page=12

                Section 3.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto (unless such contact information in the case of the Holders is updated pursuant to Section 2.03(a)).

                Section 3.05. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                Section 3.06. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                Section 3.07. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

                Section 3.08. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                Section 3.09. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 3.09 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                Section 3.10. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                Section 3.11. Zell Holders' Agent. Each Zell Holder hereby appoints Zell/Chilmark Fund. L.P. as its agent and attorney-in-fact (the "Zell Holders' Agent") for purposes of the delivery and receipt of all notices and requests pursuant to this Agreement. The Issuer may give


                                    Page=13
notice to any Zell Holder hereunder by giving such notice directly to such Zell Holder. Alternatively, the Issuer may request that the Zell Holders' Agent deliver to each Zell Holder any notice given by the Issuer hereunder, in which event the Zell Holders' Agent will promptly so give such notice to each Zell Holder. Prompt delivery by the Zell Holders' Agent to the Zell Holders will be deemed satisfied if delivery is made to the Zell Holders, in accordance with
Section 3.04, not later than the third business day after actual receipt of the applicable notice or document by the Zell Holders' Agent from the Issuer. Notwithstanding anything else contained herein, the Zell Holders' Agent will not be liable or responsible to any Person should any Zell Holder fail to act in accordance with any notice so given to such Zell Holder hereunder.

                Section 3.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                IN WITNESS WHEREOF, the Issuer and the Holders have caused this Agreement to be duly executed as of the day and year first above written.


                                     CVS CORPORATION


                                     By: /s/ Thomas M. Ryan
                                         ---------------------------------------
                                         Name:  Thomas M. Ryan
                                         Title: Vice Chairman and Chief
                                         Operating Officer

Holders
-------

                                     ZELL/CHILMARK FUND, L.P.

                                     By: ZC Limited Partnership, general partner

                                     By: ZC Partnerships, general partner

                                     By: ZC Inc., a partner


                                     By: /s/ Sheli Z. Rosenberg
                                         ---------------------------------------
                                         Name:    Sheli Z. Rosenberg
                                         Title:   Vice President
                                         Address: Equity Group Investments, Inc.
                                                   2 North Riverside Plaza
                                                   Suite 600
                                                   Chicago, IL  60606


                                     MAGTEN ASSET MANAGEMENT
                                      CORPORATION


                                     By: /s/ Talton R. Embry
                                         ---------------------------------------
                                         Name:    Talton R. Embry



                                    Page=14

                                         Title:   Chairman
                                         Address: 35 East 21st Street
                                                   New York, NY 10010


                                         /s/ Sheli Z. Rosenberg
                                         ---------------------------------------
                                         Name:    Sheli Z. Rosenberg
                                         Address: Equity Group Investments, Inc.
                                                   2 North Riverside Plaza
                                                   Suite 600
                                                   Chicago, IL 60606


                                         /s/ Sam Zell
                                         ---------------------------------------
                                         Name:    Sam Zell
                                         Address: Equity Group Investments, Inc.
                                                   2 North Riverside Plaza
                                                   Suite 600
                                                   Chicago, IL 60606


                                         /s/ Carl A. Bellini
                                         ---------------------------------------
                                         Name:    Carl A. Bellini
                                         Address: P.O. Box 153
                                                   Bath, Ohio 44210


                                         /s/ Livio M. Borghese
                                         ---------------------------------------
                                         Name:    Livio M. Borghese
                                         Address: Luma Corp.
                                                   Borghese Investments
                                                   745 Fifth Avenue, Suite 1400
                                                   New York, NY 10151


                                         /s/ William H. Campbell
                                         ---------------------------------------
                                         Name:    William H. Campbell
                                         Address: The University of North
                                                   Carolina at Chapel Hill
                                                   101 Beard Hall
                                                   South Columbia Street
                                                   Chapel Hill, NC 27599


                                         /s/ Rod Dammeyer
                                         ---------------------------------------
                                         Name:    Rod Dammeyer
                                         Address: Equity Group Investments, Inc.
                                                   Two North Riverside Plaza
                                                   Suite 600
                                                   Chicago, IL 60606


                                    Page=15

                                         /s/ Talton R. Embry
                                         ---------------------------------------
                                         Name:    Talton R. Embry
                                         Address: Magten Asset Management
                                                   Corporation
                                                   35 East 21st Street
                                                   New York, NY 10010


                                         /s/ Ben Evans
                                         ---------------------------------------
                                         Name:    Ben Evans
                                         Address: Ernst & Young
                                                   787 7th Avenue
                                                   7th Floor
                                                   New York, NY 10019


                                         /s/ John V. Guttag
                                         ---------------------------------------
                                         Name:    John V. Guttag
                                         Address: Massachusetts Institute of
                                                   Technology
                                                   545 Technology Square
                                                   Cambridge, MA 02139


                                         /s/ D. Dwayne Hoven
                                         ---------------------------------------
                                         Name:    D. Dwayne Hoven
                                         Address: 802 South Ride
                                                   Tallahassee, FL 32303


                                         /s/ Walter B. Rheinhold
                                         ---------------------------------------
                                         Name:    Walter B. Rheinhold
                                         Address: Varco International, Inc.
                                                   743 North Eckhoff Street
                                                   Orange, CA 92668


                                         /s/ Thomas O. Thorsen
                                         ---------------------------------------
                                         Name:    Thomas O. Thorsen
                                         Address: P.O. Box 764
                                                   Center Harbor, NH 03226


                                         /s/ James P. Mastrian
                                         ---------------------------------------
                                         Name:    James P. Mastrian
                                         Address: 60 East Juniper Lane
                                                   Moreland Hills, OH 44022



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